SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant    X
Filed by a Party other than the Registrant ____

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	Preliminary Proxy Statement	Confidential, For Use of the
	Definitive Proxy Statement	Commission Only (as
X	Definitive Additional Materials	permitted by Rule 14a-6(e)(2))
Soliciting Material Under Rule 14a-12

CPI AEROSTRUCTURES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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statement number, or the form or schedule and the date of its filing.

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CPI AEROSTRUCTURES, INC.

SUPPLEMENT TO PROXY STATEMENT
for the
ANNUAL MEETING OF SHAREHOLDERS
to be held on
JUNE 11, 2009

This supplement to the CPI Aerostructures, Inc. proxy statement, dated April 30, 2009, relating to the Annual Meeting of Shareholders to be held on June 11, 2009 is being sent to notify you of:

  A correction to the information regarding the treatment of abstentions in relation to the approvel of the PerformanceEquity Plan 2009 that appears on page 2 of the proxy statement.

This supplement should be read together with the matters set forth in the proxy statement and the related annex.  Terms used in this supplement that are defined in the proxy statement have the meanings used in the proxy statement.

Correction to the treatment of abstentions in relation to the approval of the Performance Equity Plan 2009

The proxy statement contains an error relating to the treatment of abstentions in relation to the approval of the Performance Equity Plan 2009.  The proxy statement indicates that “abstentions from voting are counted as “votes cast” with respect to the proposal and, therefore, have the same effect as a vote against the proposal.” The correct information is that abstentions from voting with respect to this proposal will NOT be counted in determining the number of votes required for a majority and will therefore have no effect on such vote.

All other information in the proxy statement remains unchanged.

May 8, 2009